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Exhibit 1.1

EXHIBIT A

FORM OF DEALER MANAGER AGREEMENT

July 17, 2002

Dividend Capital Securities LLC
518 17th Street, 17th Floor
Denver, CO 80202

Ladies and Gentlemen:

        Dividend Capital Trust Inc., a Maryland corporation (the "Company"), is registering for public sale a maximum of 30,000,000 shares of its common stock, $.01 par value per share (the "Offering"), of which amount 1,000,000 shares are to be sold upon exercise of soliciting dealer warrants to be issued to Dividend Capital Securities LLC (the "Dealer Manager") or to broker-dealers participating in the Offering, with the balance of 29,000,000 shares (the "Shares" or the "Stock") to be issued and sold for an aggregate purchase price of $290,000,000 (25,000,000 shares to be offered to the public and 4,000,000 shares to be offered pursuant to the Company's dividend reinvestment plan). Such Stock is to be sold for a per share cash purchase price of $10.00 (except as otherwise provided in the dividend reinvestment plan). The minimum purchase by any one person shall be 200 Shares (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to the Dealer Manager). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

        1.    Representations and Warranties of the Company:    The Company represents and warrants to the Dealer Manager and each dealer (the "Dealers") with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit "A" that:

          a.     A registration statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about April 15, 2002. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the Prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

          b.     The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

          c.     The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

          d.     The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

          e.     No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

          f.      There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

          g.     The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

          h.     The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

          i.      At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

        2.    Covenants of the Company.    The Company covenants and agrees with the Dealer Manager that:

          a.     It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

          b.     It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

          c.     It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

          d.     If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

        3.    Obligations and Compensation of Dealer Manager.

          a.     The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 29,000,000 Shares through Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. (NASD). The Dealer Manager may not sell Shares for cash directly to its own clients and customers except to institutional investors approved by the Company at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

          b.     Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

          c.     Except as provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 7% of the gross proceeds of the Shares sold plus a dealer manager fee in the amount of 2.5% of the gross proceeds of the Shares sold.

          The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

          d.     The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution"

  in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          e.     The Dealer Manager and all Dealers will offer and sell the Shares at a price of $10 per share (except as otherwise provided in the dividend reinvestment plan). Notwithstanding the foregoing, Shares may be sold to executive officers, directors, employees and affiliates of Dividend Capital Advisors LLC (the "Advisor") at a discount which, as provided in the "Plan of Distribution" section of the Prospectus, reflects a reduction in (i) the acquisition and advisory fees payable to the Advisor, (ii) the dealer manager fee and/or (iii) the selling commissions otherwise payable with respect to such Shares. Also as provided in the "Plan of Distribution" section of the Prospectus, the Dealer Manager or any Broker may reduce the amount of its selling commission on sales of 50,000 or more Shares to any purchaser in order to provide a reduction to the total purchase price for such Shares.

        4.    Indemnification.

          a.     The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Applications"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, and Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to section II.G of the NASAA REIT Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, and Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

          There has been a successful adjudication on the merits of each count involving alleged securities law violations;

          Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

          A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

          b.     The Dealer Manager will indemnify and hold harmless the Company, each officer and director of the Company, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

          c.     Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each of their officers who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer's representations or agents in violation of Section VII of the Selected Dealer Agreement or otherwise and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

          d.     Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 4 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 4) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

          e.     The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

          f.      The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

        5.    Survival of Provisions.    The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

        6.    Applicable Law.    This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

        7.    Counterparts.    This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

        8.    Successors and Amendment.

          a.     This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

          b.     This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

        9.    Term.    Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

        10.    Confirmation.    The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and the NASD, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

        11.    Suitability of Investors.    The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

        12.    Submission of Orders.

          a.     Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to "Dividend Capital Trust Inc." The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

          b.     Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to Dividend Capital Trust Inc.

          c.     Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer at the office of the Dealer conducting such final internal supervisory review (the "Final Review Offices"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks in care of the Dealer Manager for deposit by the escrow agent appointed for the Offering.

          d.     Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit by the escrow agent appointed for the Offering as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected subscribers will be promptly returned to such subscribers.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Amendment I to Form of Selected Dealer Agreement
and Dealer Management Agreement

        In accordance with Article X of the Selected Dealer Agreement entered into by you and Dividend Capital Securities LLC (the "Dealer Manager"), please be advised that Dividend Capital Trust Inc. (the "Company") has filed a registration statement, Registration No. 333-113170 (the "New Registration Statement") with the Securities and Exchange Commission (the "SEC") on February 27, 2004, as amended on or about March 24, 2004, for an offering of a maximum of 41,200,000 shares of its common stock, $.01 par value per share, of which amount 1,200,000 shares are to be sold upon exercise of soliciting dealer warrants to be issued to the Dealer Manager, with the balance of 30,000,000 shares to be issued and sold to the public at a per share cash purchase price of $10.00 for an aggregate purchase price of $300,000,000, and 10,000,000 shares to be offered pursuant to the Company's distribution reinvestment plan (the "New Offering"). The New Offering shall supplement the current offering until all shares on the registration statement for the current offering have been sold.

        1.     On the date that the SEC declares the New Registration Statement effective, the following amendment to the Dealer Manager Agreement (the "DM Agreement") between the Company and the Dealer Manager, dated November 21, 2003, will take effect:

        All references to the term "Offering" shall include the New Offering. All references to the term "Registration Statement" shall include the New Registration Statement. All references to the term "Prospectus" shall include the prospectus attached to the New Registration Statement (except that if the Prospectus first filed by the Company for the New Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933 shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).) Any references to the number of shares that may be sold pursuant to the DM Agreement shall include the 30,000,000 shares to be publicly offered pursuant to the New Registration Statement.

        2.     On the date that the SEC declares the New Registration Statement effective, the following amendment to the Selected Dealer Agreement between you and the Dealer Manager, will take effect:

        All references to the DM Agreement shall refer to the DM Agreement as amended as provided above. All defined terms used in the Selected Dealer Agreement that have the meanings provided in the DM Agreement shall have the meanings provided in the DM Agreement as amended as provided above.

Amendment II to Form of Selected Dealer Agreement
and Dealer Management Agreement

        In accordance with Article X of the Selected Dealer Agreement entered into by you and Dividend Capital Securities LLC (the "Dealer Manager"), please be advised that Dividend Capital Trust Inc. (the "Company") has filed a registration statement, Registration No. 333-116929 (the "New Registration Statement") with the Securities and Exchange Commission (the "SEC") on June 28, 2004, as amended on or about September [    ], 2004, for an offering of a maximum of 53,000,000 shares of its common stock, $.01 par value per share, of which amount 40,000,000 shares will be issued and sold to the public at a per share cash purchase price of $[    ] for an aggregate purchase price of $[    ], and 13,000,000 shares will be offered pursuant to the Company's distribution reinvestment plan (the "New Offering"). The New Offering shall supplement the current offering until all shares on the registration statement for the current offering have been sold.

        1.     On the date that the SEC declares the New Registration Statement effective, the following amendment to the Dealer Manager Agreement (the "DM Agreement") between the Company and the Dealer Manager, dated July 17, 2002, will take effect:

        All references to the term "Offering" shall include the New Offering. All references to the term "Registration Statement" shall include the New Registration Statement. All references to the term "Prospectus" shall include the prospectus attached to the New Registration Statement (except that if the Prospectus first filed by the Company for the New Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933 shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).) Any references to the number of shares that may be sold pursuant to the DM Agreement shall include the 40,000,000 shares to be publicly offered pursuant to the New Registration Statement.

        Except as provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 6.0% (or 7.0% where the purchaser elects to pay a deferred commission) of the gross proceeds of the Shares sold plus a dealer manager fee in the amount of 2.0% of the gross proceeds of the Shares sold.

        This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Colorado; provided however, that causes of action for violations of federal or state securities laws shall not be governed by Section 6 of the DM Agreement.

        2.     On the date that the SEC declares the New Registration Statement effective, the following amendment to the Selected Dealer Agreement between you and the Dealer Manager, will take effect:

        All references to the DM Agreement shall refer to the DM Agreement as amended as provided above. All defined terms used in the Selected Dealer Agreement that have the meanings provided in the DM Agreement shall have the meanings provided in the DM Agreement as amended as provided above.

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FORM OF DEALER MANAGER AGREEMENT